UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to § 240.14a-12
APRIA HEALTHCARE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.
☐	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

September 30, 2008
Dear Stockholder:
We have previously sent to you proxy material for the special meeting of stockholders of Apria Healthcare Group Inc. (“Apria”) to be held on October 10, 2008. Your Board of Directors recommends that stockholders vote FOR the proposed merger of Sky Merger Sub Corporation, an entity controlled by The Blackstone Group, with and into Apria.
Since approval of the merger requires the affirmative vote of a majority of the outstanding shares, your vote is important. If you have not already done so, please vote TODAY — by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Very truly yours,

Lawrence M. Higby
Chief Executive Officer

IMPORTANT NOTE:
Remember, you can vote your shares by telephone or by Internet.
Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
     In connection with the proposed acquisition by The Blackstone Group, Apria filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC on September 16, 2008.
SHAREHOLDERS OF APRIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.
     Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Apria through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement and Apria’s other filings with the SEC also may be obtained from Apria. Free copies of Apria’s filings may be obtained by directing a request to the Investor Relations Department at Apria. In addition, investors and security holders may access copies of the documents filed with the SEC by Apria on Apria’s website at www.apria.com.
     Apria, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Apria’s shareholders with respect to the transactions contemplated by the definitive agreement between Blackstone and Apria. Information regarding Apria’s directors and executive officers is contained in Apria’s Annual Report on Form 10-K for the year ended December 31, 2007, its definitive proxy statement filed with the SEC on April 9, 2008 for its 2008 Annual Meeting of Stockholders, and its definitive proxy statement filed with the SEC on September 16, 2008 for its Special Meeting of Stockholders, which are filed with the SEC. Information regarding beneficial ownership (as calculated in accordance with SEC Rule 13d-3) of Apria’s common stock by Apria’s directors and executive officers is disclosed in the definitive proxy statement filed with the SEC on September 16, 2008. You can obtain free copies of these documents from Apria using the contact information set forth above. Additional information regarding interests of such participants is included in the definitive proxy statement filed with the SEC on September 16, 2008 and available free of charge as indicated above.